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                                                                     EXHIBIT 5.1

                [Letterhead of Wildman, Harrold, Allen & Dixon]

                                November 4, 1997

MMI COMPANIES, INC.
540 Lake Cook Road
Deerfield, Illinois 60015

       Re:  Registration of 7,685,336 Shares of Common Stock,
             $0.10 Par Value per Share

Ladies & Gentlemen:


    We have acted as counsel to MMI Companies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4, Registration Number 333-32027, filed by the Company with the Securities and Exchange Commission (the "Commission") on July 25, 1997, as amended (the "Registration Statement"). The Registration Statement relates to the offer to be made by the Company to (i) the holders of ordinary shares, nominal value $0.0448 per share (the "Unionamerica Common Stock"), and (ii) to the holders of American Depositary Shares, each representing a share of Unionamerica Common Stock (the "Unionamerica ADSs") (the Unionamerica ADSs and the Unionamerica Common Stock are together referred to herein as the "Unionamerica Securities"), of Unionamerica Holdings plc, a corporation registered in England and Wales ("Unionamerica"), to exchange up to 7,685,336 shares of the Company's Common Stock, $0.10 par value per share (the "Shares"), pursuant to an acquisition agreement dated as of June 25, 1997 by and between the Company and Unionamerica (the "Acquisition Agreement"), as more fully described in the Registration Statement.


    We have examined such documents and corporate and other records as we deemed necessary for the purpose of rendering this opinion, including the Company's Certificate of Incorporation, as amended to date, the Amended and Restated By-Laws of the Company, as amended to date, the Registration Statement pursuant to which the Shares are to be registered under the Securities Act of 1933, as amended (the "Act"), and records of corporate proceedings.
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MMI COMPANIES, INC.
November 4, 1997
Page 2

    Based upon the foregoing, it is our opinion that the Shares, when issued and delivered in exchange for the Unionamerica Securities pursuant to the terms and conditions of the Acquisition Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                          Very truly yours,

                                          /s/ Wildman, Harrold, Allen & Dixon

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                                            Wildman, Harrold, Allen & Dixon